EXHIBIT 10.1

Beacon Financial Corporation

Equity Award Treatment Upon Retirement (“Good Leaver”) Policy

I.	Purpose

The purpose of this policy is to establish a formal framework governing the treatment of outstanding equity awards upon retirement for eligible executives of Beacon Financial Corporation (the “Company”). This policy is intended to support orderly leadership transitions, reinforce long-term alignment with shareholders, and promote retention and risk management through continued adherence to post-employment obligations.

II.	Scope and Eligibility

This policy applies to members of the Management Committee of the Company and other key employees selected by the Compensation Committee of the Board of Directors (the “Committee”), as listed in Exhibit A. The Committee retains discretion to extend or limit application of this policy as it deems appropriate.

III.	Definition of Retirement

For purposes of this policy, “Retirement” shall mean a voluntary termination of employment by an executive who satisfies the following criteria at the time of separation:

•	The sum of the executive’s age and years of continuous service equals or exceeds 65 (the “Rule of 65”), provided that the executive has completed at least five (5) years of continuous service.

The Committee may, in its sole discretion, determine that an executive qualifies for Retirement notwithstanding failure to meet the foregoing criteria if such determination is in the best interests of the Company.

IV.	Good Leaver Requirements

To qualify for favorable equity treatment upon Retirement (“Good Leaver” status), an executive must satisfy the following conditions:

1.	Advance Notice: Provide written notice of Retirement at least six (6) months prior to the intended separation date (or nine (9) months in the case of the Chief Executive Officer), unless otherwise approved by the Committee.

2.	Transition Plan: Submit a comprehensive transition plan, including succession and knowledge transfer components, which must be reviewed and approved by the Company.

3.	Satisfactory Transition: Demonstrate, as determined by the Committee, that responsibilities have been transitioned in an orderly and effective manner.

4.	Restrictive Covenants: Enter into, reaffirm, or comply with existing restrictive covenant agreements, including but not limited to non-competition, non-solicitation, and confidentiality obligations.

5.	Release of Claims: Execute a general release of claims in favor of the Company in a form acceptable to the Company.

Failure to satisfy any of the above conditions will result in forfeiture of unvested equity awards unless otherwise determined by the Committee.

V.	Treatment of Equity Awards Upon Retirement

Subject to satisfaction of the Good Leaver requirements and Committee approval, outstanding equity awards shall be treated as follows:

1.	Time-Based Awards

•	Unvested time-based awards shall continue to vest in accordance with their original vesting schedules following Retirement.

2.	Performance-Based Awards

•	Vesting shall be based on actual performance through the end of the applicable performance period, without proration, unless otherwise determined by the Committee.

3.	Awards Granted in Year of Retirement

•	Equity awards granted in the year of Retirement shall be prorated based on time worked during the year, subject to Committee approval.

4.	Excluded Awards

•	The following awards are not eligible for continued vesting under this policy unless otherwise determined by the Committee:

o	Sign-on or new hire awards

o	Retention awards

o	Buy-out or make-whole awards

VI.	Committee Discretion

The Committee shall have full authority to:

•	Determine whether an executive has satisfied the conditions for Good Leaver status;

•	Interpret and administer this policy;

•	Approve exceptions to the eligibility criteria or vesting treatment where deemed appropriate; and

•	Forfeit or recoup awards in accordance with applicable clawback policies or legal requirements.

VII.	Compliance and Risk Mitigation

Continued vesting under this policy is conditioned upon ongoing compliance with applicable restrictive covenants and Company policies. Any violation may result in immediate forfeiture of outstanding awards.

This structure supports the Company’s ability to enforce clawback provisions, as unvested awards remain subject to forfeiture.

VIII.	Administration

This policy shall be administered by the Committee and implemented through the Company’s equity plan and applicable award agreements, which shall reflect the terms herein.

IX.	Effective Date

This policy shall be effective as of July 29, 2026, subject to approval by the Board of Directors.

X.	Reservation of Rights

This policy does not constitute a contract of employment and may be amended, modified, or terminated by the Committee at any time, subject to applicable law and plan provisions.

Exhibit A

The following positions participate in the policy:

•	Chief Executive Officer

•	Chief Banking Officer

•	Chief Financial and Strategy Officer

•	Chief Human Resources Officer

•	Chief Operations Officer

•	Chief Credit Officer

•	General Counsel and Corporate Secretary

•	Chief Marketing Officer

•	Regional Presidents